EXHIBIT 32.2 – 906 Certification

CERTIFICATION PURSUANT TO 18 U.S.C., SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the quarterly report on Form 10-K of Social Life Network, Inc. (the "Company") for the twelve months ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Financial  Officer (Principal Financial Officer) of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.     The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 15, 2019	/s/ Mark DiSiena
Mark DiSiena CFO (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Social Life Network, Inc., and will be retained by Social Life Network, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.